Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Form 8-K and, if not defined in the Form 8-K, the Proxy Statement/Prospectus.

Introduction

As a result of the Business Combination and the other transactions contemplated by the Business Combination Agreement, NCCII Merge Corp merged with and into Legacy Energy Vault, with Legacy Energy Vault continuing as the surviving entity as a wholly owned subsidiary of Novus (the “Business Combination”), under the new name Energy Vault Holdings, Inc. and thereafter be known as the “Combined Company.” The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Release No. 33-10786 provides pro forma adjustment criteria with requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). Energy Vault, Inc. (the “Company” or “Legacy Energy Vault”) has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

Novus is a blank check company formed under the laws of the State of Delaware on September 29, 2020, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. On February 8, 2021, Novus consummated its IPO of 28,750,000 Novus Units, with each Novus Unit consisting of one share of Novus Common Stock and one-third of one redeemable warrant, at a public offering price of $10.00 per Public Unit. Simultaneously with the closing of the IPO, Novus consummated the sale of 5,166,666 Private Warrants to Novus’s initial stockholders at a price of $1.50 per private warrant generating gross proceeds of $7,750,000. From the net proceeds from the IPO and the sale of the Private Warrants, $287,500,000 was placed in the Trust Account established for the benefit of the Novus’s public stockholders.

Legacy Energy Vault develops sustainable, grid-scale, energy storage solutions designed to advance the transition to a carbon free, resilient power grid. In July 2020, Legacy Energy Vault completed mechanical construction of a five megawatt commercial demonstration unit (the “CDU”) located in Arbedo-Castione, Switzerland based on the EV1 Tower design. In July 2020, the CDU was connected to the Swiss national electricity grid.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 assumes that the Business Combination occurred on September 30, 2021. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 and year ended December 31, 2020 present pro forma effect to the Business Combination as if it had been completed on January 1, 2020.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Novus was derived from the unaudited and audited financial statements of Novus as of and for the nine months ended September 30, 2021 and for the period from September 29, 2020 (inception) to December 31, 2020, respectively, which are incorporated by reference. The historical financial information of Legacy Energy Vault was derived from the unaudited and audited consolidated financial statements of Legacy Energy Vault as of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020, respectively, which are incorporated by reference. This information should be read together with the Novus’s and Legacy Energy Vault’s unaudited and audited financial statements and related notes, the sections titled “Novus’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Energy Vault’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information which is incorporated by reference.

The Business Combination was accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, Novus was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Legacy Energy Vault issuing stock for the net assets of Novus, accompanied by a recapitalization. The net assets of Novus are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Legacy Energy Vault.

Legacy Energy Vault has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy Energy Vault has the largest portion of voting rights in the Combined Company;
•	Legacy Energy Vault has the right to appoint majority of the directors in the Combined Company;
•	Legacy Energy Vault’s existing senior management team comprise senior management of the Combined Company;
•	The operations of the Combined Company primarily represent operations of Legacy Energy Vault;
•	The Combined Company assume Legacy Energy Vault’s name and headquarters

Description of the Business Combination

The aggregate merger consideration paid in connection with the Business Combination was approximately $1.06 billion in the form of 106,318,576 shares of the Combined stock.

The foregoing consideration to be paid to the Legacy Energy Vault Stockholders may be further increased by amounts payable as earn-out shares. There are three tranches of Earn Out Shares each of which will be issued if the closing price of Common Stock as reported on Nasdaq exceeds price thresholds as specified in the Business Combination Agreement (each, a Triggering Event) for a period of at least twenty (20) days within the preceding thirty (30) consecutive trading days. The Triggering Events must occur within the Earn Out Period. Each Triggering Event shall only occur once and in no event shall the eligible Legacy Energy Vault Stockholders be entitled to receive more than (i) 3,000,000 Earn Out Shares with respect to a Triggering Event and (ii) an aggregate of 9,000,000 Earn Out Shares. If the earn out condition is achieved for a tranche, the Combined Company account for the Earn Out Shares for such tranche as issued and outstanding Common Stock.

In connection with the Business Combination, the Founder Shares shall be held in escrow under restriction. The restriction on 11.25 % of the Founder Shares equivalent to 808,594 shares shall be released upon the date on which:

(i)	The closing price of the Combined common stock exceeds $12.50 per share for any 20 trading days within a 30-trading day period occurring from the announcement of the PIPE through the thirty-six months anniversary of the Closing Date or

(ii)	The closing of a sale, merger, liquidation, exchange offer, transaction after the Merger which results in the stockholders of Novus having the right to exchange their shares of Combined Common stock for cash, securities or other property having a value of at least $12.50 per share,

The restrictions on an additional 11.25% of the Founder Shares equivalent to 808,594 Shares shall be released upon the date on which:

(i)	the closing price of the Combined common stock equals or exceeds $15.00 per share for any 20 trading days within a 30-trading day period occurring from the announcement of the PIPE through the thirty-six months anniversary of the Closing Date or

(ii)	the closing of a sale, merger, the remaining Lock-Up Shares liquidation, or exchange offer transaction after the closing date of the Business Combination which results in the stockholders of the Company having the right to exchange their shares of Common Stock for cash securities or other property having a value of at least $15.00 per share.,

The following table summarizes the pro forma shares of common stock of the Combined Company outstanding immediately after the Closing of the Business Combination,

	Shares	%
EV - Common Stock (1)	106,318,576	80.4%
Public Shares (2)	4,079,078	3.1%
Founder/ Sponsor Shares (3)	2,357,333	1.8%
PIPE	19,500,005	14.7%
Pro Forma common stock at September 30, 2021	132,254,992	100.0%

(1) Excludes approximately 9,000,000 in estimated potential earn out shares as the price threshold for each tranche has not yet been triggered.

(2) Excludes 5,166,666 Private Warrants and 9,583,333 Public Warrants

 (3)  Excludes 1,617,188 shares with transfer restrictions, based on price threshold for each tranche not yet triggered, held in escrow and subject to potential forfeiture.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 are based on the historical financial statements of Novus and Legacy Energy Vault. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

	Energy Vault (Historical)	Novus (Historical)	Combined	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash and cash equivalents	$116,290,730	$882,585	$117,173,315	$287,509,721	(B)	$308,834,385
				(256,519)	(D)
				(43,882,962)	(I)
				195,000,050	(A)
				(246,709,220)	(K)
Inventory	81,015	-	81,015			81,015
Prepaid expenses and other current assets	2,033,044	143,333	2,176,377	(1,193,308)	(I)	983,069
Total current assets	118,404,789	1,025,918	119,430,707	190,467,762		309,898,469
Marketable securities held in Trust Account		287,509,721	287,509,721	(287,509,721)	(B)	-
Property, plant and equipment, net	12,006,392	-	12,006,392			12,006,392
Intangible assets – under development	178,366	-	178,366			178,366
Right of use assets, net	1,154,500	-	1,154,500			1,154,500
Other noncurrent assets	339,263	-	339,263	-		339,263
TOTAL ASSETS	$132,083,310	$288,535,639	$420,618,949	$(97,041,959)		$323,576,990

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	1,900,325	256,519	2,156,844	(256,519)	(D)	1,900,325
Accrued liabilities	1,052,970	-	1,052,970			1,052,970
Long term finance leases, current portion	47,493	-	47,493			47,493
Long term operating leases, current portion	461,523	-	461,523			461,523
Total current liabilities	3,462,311	256,519	3,718,830	(256,519)		3,462,311
Deferred pension liability	552,080	-	552,080			552,080
Deferred revenue	1,500,000	-	1,500,000			1,500,000
Long term finance leases	41,475	-	41,475			41,475
Long term operating leases	726,961	-	726,961			726,961
Warrant liability	-	16,129,166	16,129,166			16,129,166
Total liabilities	6,282,827	16,385,685	22,668,512	(256,519)		22,411,993

Common stock subject to possible redemption	-	287,500,000	287,500,000	(287,500,000)	(F)	-
Preferred stock	182,856,927		182,856,927	(182,856,927)	(E)	-
Stockholders' equity (deficit):
Common stock	303	-	303	1,950	(A)	10,510
				1,755	(H)
				(75)	(F)
				719	(J)
				(2,467)	(K)
				(249)	(L)
				8,574	(E)

Class B common stock	-	719	719	(719)	(J)
Additional paid-in capital	660,666		660,666	194,998,100	(A)	378,818,087
				(15,350,765)	(C)
				182,848,353	(E)
				287,500,075	(F)
				3,471,406	(G)
				(28,601,489)	(I)
				(246,706,753)	(K)
				(1,755)	(H)
				249	(L)
Retained earnings/(accumulated deficit)	(56,216,893)	(15,350,765)	(71,567,658)	15,350,765	(C)	(76,163,080)
				(3,471,406)	(G)
				(16,474,781)	(I)
Accumulated other comprehensive loss	(1,500,520)	-	(1,500,520)			(1,500,520)
Total stockholders’ equity (deficit)	(57,056,444)	(15,350,046)	(72,406,490)	373,571,487		301,164,997
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$132,083,310	$288,535,639	$420,618,949	$(97,041,959)		$323,576,990

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2021

	Energy Vault (Historical)	Novus (Historical)	Combined (Historical)	Pro Forma Adjustments		Pro Forma Combined
Net Revenue	$-	$-	$-	$-		$-
Cost of revenue	-	-	-	-		-
Gross profit	-	-	-	-		-
Formation costs	-	779,783	779,783			779,783
Selling and marketing expenses	442,658	-	442,658	2,725	(AA)	445,383
Research and development expenses	4,920,320	-	4,920,320	253,098	(AA)	5,173,418
General and administrative expenses	8,620,769	-	8,620,769	361,344	(AA)	8,982,113
Inventory write-down	2,733,194	-	2,733,194			2,733,194
Operating loss	(16,716,941)	(779,783)	(17,496,724)	(617,167)		(18,113,892)
Other income (expense)
Interest earned on marketable securities held in Trust Account	-	9,721	9,721	(9,721)	(BB)	-
Interest expense	(6,799)	-	(6,799)			(6,799)
Transaction costs incurred in connection with warrant liability	-	(241,311)	(241,311)			(241,311)
Change in fair value of warrants	-	442,500	442,500			442,500
Other income (expense)	(1,865,542)	-	(1,865,542)			(1,865,542)
Loss before income taxes	(18,589,282)	(568,873)	(19,158,155)	(626,888)		(19,785,044)
Income taxes	-	-	-
Net loss attributable to common stockholders	$(18,589,282)	$(568,873)	$(19,158,155)	$(626,888)		$(19,785,044)

Weighted average shares outstanding - Common stock	1,785,436					132,254,992
Common stock - basic and diluted	(10.41)					(0.15)

Weighted average shares outstanding - Class A stock		24,642,857
Class A common stock - basic and diluted		(0.02)

Weighted average shares outstanding - Class B stock		7,053,571
Class B common stock - basic and diluted		(0.02)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2020

	Energy Vault (Historical)	Novus (Historical)	Combined (Historical)	Pro Forma Adjustments		Pro Forma Combined
Net Revenue	$-	$-	$-	$-		$-
Cost of revenue	-	-	-			-
Gross profit	-	-	-	-		-
Formation costs	-	1,104	1,104			1,104
Selling and marketing expenses	311,135	-	311,135	281,900	(AA)	593,035
Research and development expenses	8,519,541	-	8,519,541	2,114,040	(AA)	10,633,581
General and administrative expenses	5,674,756	-	5,674,756	3,759,786	(AA)	25,909,323
				16,474,781	(CC)
Operating loss	(14,505,432)	(1,104)	(14,506,536)	(22,630,507)		(37,137,043)
Interest expense	(128,134)	-	(128,134)			(128,134)
Change in fair value of derivative	(11,923,000)	-	(11,923,000)			(11,923,000)
Other expense (income)	2,386,395	-	2,386,395			2,386,395
Loss before income taxes	(24,170,171)	(1,104)	(24,171,275)	(22,630,507)		(46,801,782)
Income taxes	830	-	830			830
Net loss attributable to common stockholders	$(24,171,001)	$(1,104)	$(24,172,105)	$(22,630,507)		$(46,802,612)

Weighted average shares outstanding - Common stock	1,338,666					132,254,992
Common stock - basic and diluted	(18.06)					(0.35)

Weighted average shares outstanding - Class A stock		-
Class A common stock - basic and diluted		-

Weighted average shares outstanding - Class B stock		6,250,000
Class B common stock - basic and diluted		(0.00)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP as Legacy Energy Vault has been determined to be the accounting acquirer, primarily due to the fact that shareholders of Legacy Energy Vault will continue to control Combined Company after the completion of the Business Combination. Under this method of accounting, Novus was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Legacy Energy Vault issuing stock for the net assets of Novus, accompanied by a recapitalization. The net assets of the Novus are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Legacy Energy Vault.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 assumes that the Business Combination occurred on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 present pro forma effect to the Business Combination as if it had been completed on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Novus’s unaudited balance sheet as of September 30, 2021 and the related notes as of September 30, 2021, incorporated by reference; and

•	Legacy Energy Vault’s unaudited consolidated balance sheet as of September 30, 2021 and the related notes as of September 30, 2021, incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Novus’s unaudited statement of operations for the nine months ended September 30, 2021 and the related notes, incorporated by reference; and

•	Legacy Energy Vault’s unaudited statement of operations for the nine months ended September 30, 2021 and the related notes, incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	Novus’s audited statement of operations for the period from September 29, 2020 (inception) to December 31, 2020 and the related notes, incorporated by reference; and

•	Legacy Energy Vault’s audited statement of operations for the year ended December 31, 2020 and the related notes, incorporated by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given that Legacy Energy Vault incurred significant losses during the historical periods presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that the assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. They should be read in conjunction with the historical financial statements and notes thereto of Novus and Legacy Energy Vault.

2.	Accounting Policies

Upon consummation of the Business Combination, management has performed a comprehensive review of the Novus’s and Legacy Energy Vault’s accounting policies. Based on its initial analysis, management did not identify any differences in accounting policies that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information

Legacy Energy Vault and Novus have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Combined Company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Combined Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

Transaction Adjustments:

(A)	Reflects the issuance of 19,500,005 shares of Novus Common Stock at a subscription price of $10.00 per share, pursuant to the Subscription Agreements, for proceeds of approximately $195.0 million. Issuance costs of $2.5 million in connection with the PIPE funding are included in the transaction costs discussed in (I) below.
(B)	Reflects the reclassification of $287.5 million of funds held in Novus’s Trust Account to cash and cash equivalents that becomes available for general corporate use by Combined Company which has been reduced by the redemptions discussed in (K) below.
(C)	Reflects the reclassification of historical accumulated deficit to additional paid in capital of $15.4 million.
(D)	Reflects the settlement of Novus’s historical liabilities that were settled upon the close of the Business Combination.
(E)	Reflects the conversion of Legacy Energy Vault’s preferred stock into common stock in accordance with the Business Combination Agreement.
(F)	Reflects the reclassification of approximately $287.5 million from temporary equity to permanent equity.
(G)	Reflects the acceleration of certain Legacy Energy Vault stock-based compensation awards that vest upon the Closing of the Business Combination.
(H)

Represents recapitalization of Legacy Energy Vault equity and issuance of 20,577,500 of the Combined Company’s common stock (exclusive of 85,741,076 common stock shares issued in lieu of preferred stock conversion noted in Adjustment E) as the consideration for Business Combination, based on Exchange Ratio of 6.7735.

(I)	Represents transaction costs paid for the Business Combination, of which total $45.1 million, including approximately $2.5 million related PIPE issuance costs. $28.6 million relates to equity issuance costs which is reflected as a reduction from additional paid-in capital and $16.5 million relates to the issuance costs relating to the liability-classified warrant instruments which is reflected as an increase in general and administrative expenses and accumulated deficit. Of these transaction costs, $1.2 million has been deferred as prepaid expenses and other current assets and subsequently upon the closure of the business combination, adjusted against additional paid in capital.
(J)	Represents reclassification of Novus Common Stock and Novus Class B Common Stock to Combined Company’s common stock.
(K)	Reflects the redemption of 24,670,922 of Novus’s Public Shares for aggregate redemption payments of $246.7 million allocated to common stock and additional paid-in capital using a par value of $0.0001 per share and a redemption price of approximately $10.00 per share based on a pro forma redemption date of September 30, 2021. As of the actual redemption date, the redemption price was $10.00 per share.
(L)	Reflects the forfeiture of Novus Founder Shares proportionate to redemption of cash from the Trust Account. Aggregate redemption payments of $246.7 million resulted in 2,494,229 of the Founder Shares forfeited, being 45% of the Founder Shares.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and year ended December 31, 2020 are as follows:

(AA)	Reflects stock compensation expense related to certain Legacy Energy Vault stock-based compensation awards that vest upon the Closing of the Business Combination. The expense is reflected as if incurred on January 1, 2020, the date on which the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations.
(BB)	Reflects elimination of interest income on the Trust Account.
(CC)	Reflects the payment of direct and incremental transaction costs in connection with the liability-classified warrant instruments of Novus, allocated on a relative fair value basis, for the year ended December 31, 2020. This is a non-recurring expense.

4.	Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

	For the Nine Months Ended September 30, 2021	For the Year ended December 31, 2020
Pro forma net loss	$(19,785,044)	$(46,802,612)

Weighted average shares outstanding of common stock	132,254,992	132,254,992
Net loss per share (Basic and Diluted) attributable to common stockholders (1)	$(0.15)	$(0.35)

Potential anti-dilutive instruments not considered
EV Earnout shares	9,000,000	9,000,000
Sponsor Earnout shares	1,617,188	1,617,188
Private warrants	5,166,666	5,166,666
Public warrants	9,583,333	9,583,333
EV Stock options	1,198,910	575,748
EV Unvested common stock/Restricted stock awards	674,708	3,050,947
Total	27,240,805	28,993,882

(1) Diluted loss per common stock is the same as basic loss per common stock for all periods presented because the effects of potentially dilutive items were anti-dilutive given the Combined Company’s net loss.